UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2024

Golub Capital BDC 3, Inc.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01244	82-2375481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
                (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Golub Capital BDC 3, Inc. (the “Company”) held its 2024 Special Meeting of Stockholders (the “Special Meeting”) on May 29, 2024. As of April 5, 2024, the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting, 100,105,100 shares of common stock were eligible to be voted, and 84,391,458 of those shares were voted in person or by proxy at the Special Meeting. Stockholders were asked to consider and act upon the following proposal (the “Merger Proposal”), which was described in the Company’s joint proxy statement/prospectus, as amended, filed with the Securities and Exchange Commission (“SEC”) on April 15, 2024 (the “Proxy Statement”):

•Proposal No. 1 – Approve the merger of the Company with and into Park Avenue Subsidiary Inc. (“Merger Sub”), a wholly-owned subsidiary of Golub Capital BDC, Inc. (“GBDC”), with the Company as the surviving company, pursuant to the Agreement and Plan of Merger, dated as of January 16, 2024, as amended (the “Merger Agreement”), by and among GBDC, Merger Sub, the Company, GC Advisors LLC (“GC Advisors”), and, for certain limited purposes, Golub Capital LLC, with such initial merger to be followed immediately by the merger of the Company with and into GBDC, with GBDC surviving the subsequent merger.

The Merger Proposal was approved by the Company’s stockholders at the Special Meeting. The votes for, votes against and abstentions are set forth below:

Votes For	Votes Against	Abstain
83,204,231	143,052	1,044,175

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 3, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC 3, Inc.

Date: May 29, 2024	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Chief Financial Officer